Exhibit 99.1

Aerie Pharmaceuticals Enters into Collaboration Agreement with DSM Focused on Technology to Potentially Deliver Aerie Compounds to Treat Retinal Diseases such as Wet AMD

IRVINE, Calif., July 31, 2017 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today announced that it has entered into a collaborative research, development and license agreement with DSM.

The research collaboration agreement includes an option to license DSM’s bioerodible polymer implant technology for evaluating its application to the delivery of certain Aerie compounds, initially focused on retinal diseases. DSM’s technology uses polyesteramide polymers (PEA) to produce an injectable, thin fiber that is minute in size. Preclinical experiments have demonstrated early success in conjunction with Aerie compounds, including demonstration of linear sustained elution rates over several months and achievement of target retinal drug concentrations.

Aerie previously reported data on Aerie-owned small molecule preclinical product candidate AR-13154, which inhibits Rho kinase and Protein kinase C and thus addresses vascular dysfunction, fibrosis, and inflammation. This molecule has generated lesion size decreases in a preclinical model of wet AMD (age-related macular degeneration) at levels similar to the market-leading wet AMD anti-VEGF product, and has generated meaningful incremental lesion size reduction when added adjunctively to the anti-VEGF product. Preclinical studies also demonstrated the promising potential of this molecule to reduce neovascularization in a model of proliferative diabetic retinopathy. Pending additional studies, AR-13154 and related compounds may have the potential to provide an entirely new mechanism and pathway to treat these diseases.

“A key to unlocking the potential of AR-13154 and related Aerie-owned compounds for the treatment of retinal diseases is the identification of the appropriate technology to achieve longer-term sustained delivery of our small molecules to the back of the eye. We are hopeful that DSM’s PEA technology may prove to be that technology,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie.

The terms of the agreement with DSM were not disclosed and the agreement is immaterial to Aerie based on the level of current financial commitments.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two current product candidates are once-daily intraocular pressure lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA (new drug application) for RhopressaTM (netarsudil ophthalmic solution) 0.02% was submitted to the U.S. Food and Drug Administration (FDA) in February 2017, and, in May 2017, the FDA set the

PDUFA (Prescription Drug User Fee Act) goal date for the completion of the FDA’s review of the RhopressaTM NDA for February 28, 2018. Aerie’s second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, achieved its primary efficacy endpoint in two Phase 3 registration trials, named Mercury 1 and Mercury 2, and also achieved successful 12-month safety and efficacy results in Mercury 1. The RoclatanTM NDA submission is expected to take place in the first half of 2018. Aerie is also focused on the development of additional product candidates and technologies in ophthalmology.

DSM - Bright Science. Brighter Living.™

Royal DSM is a global science-based company active in health, nutrition, and materials. By connecting its unique competences in life sciences and materials sciences DSM is driving economic prosperity, environmental progress, and social advances to create sustainable value for all stakeholders simultaneously. DSM delivers innovative solutions that nourish, protect, and improve performance in global markets such as food and dietary supplements, personal care, feed, medical devices, automotive, paints, electrical and electronics, life protection, alternative energy, and bio-based materials. DSM and its associated companies deliver annual net sales of about €10 billion with approximately 25,000 employees. The company is listed on Euronext Amsterdam. More information can be found at www.dsm.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current and potential future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, our product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for our product candidates; our expectations regarding the commercialization and manufacturing of our product candidates; the potential advantages of our product candidates; our plans to pursue development of additional product candidates and technologies in ophthalmology, including development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the receipt of the PDUFA goal date notification does not constitute FDA approval of the RhopressaTM NDA, and there can be no assurance that the FDA will complete its review by the PDUFA goal date, that the FDA will not require changes or additional data, whether as a result of recommendations, if any, made by any FDA advisory committee or otherwise, that must be made or received before it will approve the NDA, if ever, or that the FDA will approve the NDA. In addition, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.